Exhibit 99.2

First Quarter 2019 Earnings Presentation

Forward Looking Statements When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may” the negative of these words or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market (i.e., fair) value of MFA’s MBS, residential whole loans, CRT securities and other assets; changes in the prepayment rates on residential mortgage assets, an increase of which could result in a reduction of the yield on certain investments in our portfolio and could require us to reinvest the proceeds received by us as a result of such prepayments in investments with lower coupons, while a decrease in which could result in an increase in the interest rate duration of certain investments in our portfolio making their valuation more sensitive to changes in interest rates and could result in lower forecasted cash flows, or in certain circumstances, other-than-temporary impairment on certain Legacy Non-Agency MBS purchased at a discount; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates on the mortgage loans securing MFA’s Non-Agency MBS and relating to MFA’s residential whole loan portfolio; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on Non-Agency MBS and residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s Agency MBS, Non-Agency MBS and residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals and whole loan modifications, foreclosures and liquidations; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA’s Board of Directors deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the Investment Company Act), including statements regarding the Concept Release issued by the Securities and Exchange Commission (SEC) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to continue growing its residential whole loan portfolio which is dependent on, among other things, the supply of loans offered for sale in the market; expected returns on our investments in non-performing residential whole loans (NPLs), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; targeted or expected returns on MFA’s investments in recently-originated loans, the performance of which is, similar to MFA’s other mortgage loan investments, subject to, among other things, prepayment risk, credit risk and financing cost associated with such investments; risks associated with our investments in MSR-related assets, including servicing, regulatory and economic risks, and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account all information currently available. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a 2result of new information, future events or otherwise.

Executive summary • MFA’s GAAP EPS in the first quarter of 2019 was $0.19, as marks recovered on assets impacted last quarter by high market volatility, particularly CRT securities and Agency MBS held at fair value. • Core earnings, a non-GAAP measure of MFA’s financial performance that is calculated by adjusting GAAP net income to exclude the impact of unrealized gains and losses on certain of our investments, was $77.6 million, or $0.17 per common share.(1) • For the first quarter of 2019, MFA acquired over $1.2 billion of assets, increasing portfolio by approximately $369 million. its • Our first quarter dividend to common stockholders of $0.20 was paid on April 30. • Book value declined slightly to $7.11 from $7.15 per share at December 31, 2018. • Estimated undistributed taxable income was $0.07 per share at March 31, 2019. 3 (1) Refer to slide 25 for additional information, including a reconciliation of GAAP net income to Core earnings.

Executive summary - “Core earnings” • Core earnings = GAAP earnings less the impact of unrealized gains and losses on: CRT securities that are measured at fair value through earnings Agency MBS and related hedges that are measured at fair value through earnings • Included in Core earnings: Realized gains and losses Unrealized gains/losses on residential whole loans that are measured at fair value through earnings • Core earnings Represents what the Company considers to be economic earnings Serves as an input to Board’s dividend determination 4

Executive summary (cont’d.) • First quarter investment activity was very robust as we purchased approximately $1.2 billion of assets and increased our portfolio by $369 million during the quarter. We added over $875 million of Purchased Performing Loans.(1)   We continue to pursue new investment structures to strengthen our originator relationships and gain access to loan flow.  We purchased an additional $220 million of MSR-related assets in the first quarter. (1) Purchased Performing Loans are comprised of Non-QM loans, Fix and Flip Loans, Single Family Rental Loans and Seasoned Performing Loans. They are included, along with Purchased Credit Impaired Loans, in Residential whole loans held at carrying value on our consolidated balance sheet. 5

Executive summary (cont’d.) • Loan portfolio growth from Purchased Performing Loans increased interest income in 2019: Loans held at carrying value(1) produced $49.6 million of interest income in the first quarter of 2019 (versus $101 million for all of 2018 and $39.1 million in Q4 2018).  $38.2 million of this $49.6 million of interest income was from Purchased Performing Loans, up from $27.5 million in Q4 2018. • MFA’s asset management team maintains oversight of servicing of our credit sensitive loans, particularly non-performing loans, to improve outcomes and expected returns. • Strong credit fundamentals continue to drive performance of our Legacy Non-Agency portfolio, which generated an unlevered yield in the first quarter of 10.45%. (1) As of March 31, 2019, Residential whole loans held at carrying value includes $3.0 billion of Purchased Performing Loans and $0.8 billion of Purchased Credit Impaired Loans. 6

Investment strategy • Continue to grow investment assets Purchased Performing Loans should provide recurring (and increasing) portfolio growth. Opportunistic growth in other asset classes • Optimize existing portfolio Strategic sales of Legacy Non-Agency MBS Re-balance CRT portfolio by selling seasoned, higher priced, lower yielding assets and replacing with newer production, at prices near par and with higher yield • Optimize Balance Sheet/Capital Structure Modest increase in leverage (including securitization) to support asset growth Produce attractive returns that are comparable to peers, but with less risk due to lower leverage, less interest rate exposure and reduced prepayment sensitivity 7

Market conditions and investment activity • Expand investment opportunities in the form of newly originated whole loans. Acquiring these assets is a unique process: Long gestation periods Creative approach to partnering with originators Flow vs bulk purchases • Opportunities still exist to purchase non-performing and re-performing credit sensitive whole loans. 8

MFA FINANCIAL, INC.

Q1 2019 net income per common share of $0.19

Summary Income Statement	Q1 2019 $mm	Q4 2018 $mm
Net Interest Income:		
MBS, CRT, MSR-related	$ 45.0	$ 48.4
Residential whole loans [1]	17.6	14.5
Other interest earning assets less interest on Senior Notes	(0.7)	(1.1)
Net Interest Income	$ 61.9	$ 61.8
Other Income, net:		
Net gains on residential whole loans measured at fair value	25.3	31.7
Net income impact of MBS and CRT sales [2]	19.1	20.8
Unrealized gain/(loss) on CRT securities measured at fair value	8.2	(19.4)
Net loss on Agency MBS and related swap hedges measured at fair value	(3.0)	(11.8)
Other	1.6	(0.4)
Other Income, net:	$ 51.2	$ 21.0
Operating and Other Expenses	(24.2)	(21.9)
Preferred Dividends	(3.8)	(3.8)
Net Income Available to Common Shareholders	$ 85.1	$ 57.1
Earnings Per Common Share	$ 0.19	$ 0.13

(1) Includes interest expense on financing associated with all residential whole loans. Interest income received on residential whole loans held at fair value is reported in Other Income in Net gains on residential whole loans measured at fair value.

(2) Net income impact of MBS and CRT securities sold is comprised of:

Realized gains on MBS and CRT securities sold	$24.6	$28.6
Reversal of previously unrealized gains on sold CRT securities held at fair value	$(5.5)	$(7.8)
	$19.1	$20.8

Q1 Net income drivers

- Higher net interest income, reflecting continued growth in Purchased Performing Loans.
- Reduced market volatility and reversal of prior quarter spread widening, resulting in:
  - Significant recovery of unrealized losses on CRT securities.
  - Higher unrealized gains on 30-Year Agency MBS. However, a net loss resulted after the impact of related swap hedges.
- Continued strong contribution from whole loans measured at fair value, primarily reflecting cash income.
- Operating and other expenses higher primarily due to higher compensation related costs and loan/REO portfolio growth.

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First quarter 2019 investment flows • • Continued robust investment activity with asset acquisitions of approximately $1.2 billion. Investment portfolio grew by $369 million in the first quarter as we continue to expand our new loan initiatives. Opportunistic sales of $209 million of residential mortgage securities in the quarter. • December 31, 1st Quarter 1st Quarter 1st Quarter $ in Millions March 31, 2019 and other $4,932 $(297) $875 $17 $5,527 $595 and REO 10 (1) Includes sales for the quarter of $83.4 million of CRT Securities, $65.8 million of Legacy Non-Agency MBS and $60.3 million of RPL/NPL MBS. Sales(1), MTM 2018RunoffAcquisitionschangesChange Residential Whole Loans RPL/NPL MBS$1,377$(141)$101$(52)$1,285$(92) MSR-Related Assets$612$(7)$220$—$825$213 CRT Securities$493$—$5$(74)$424$(69) Legacy Non-Agency MBS$1,941$(88)$2$(41)$1,814$(127) Agency MBS$2,698$(160)$—$9$2,547$(151) Totals$12,053$(693)$1,203$(141)$12,422$369

Strong portfolio growth since expanding investment strategy to include Non-QM, Fix and Flip and SFR Loans • Since expanding our investment universe to include Purchased Performing Loans, our investment portfolio has grown by over $2.5 billion since the end of Q3 2017. Residential whole loans and REO have grown by over $3.6 billion since the end of Q3 2017 and are currently our largest asset class. • Non-QM, Fix and Flip and SFR Loans have grown from $0 since the end of Q3 2017 to over $2.7 billion at the end of Q1 2019 and now represent 22% of our investment portfolio. Flip and SFR Whole Loans and 11 (in millions)Total Investment Portfolio Residential% of Total Whole Loans andInvestment REOPortfolio Non-QM, Fix and% of Residential LoansREO 9/30/17$9,878 $1,88119% $——% 12/31/17$9,901 $2,38624% $1185% 3/31/18$10,018 $2,83828% $32611% 6/30/18$10,160 $3,60135% $84523% 9/30/18$11,488 $4,14436% $1,39934% 12/31/18$12,053 $4,93241% $1,99540% 3/31/19$12,422 $5,52744% $2,73549% Change (9/30/17 to 3/31/19)$2,544 $3,646 $2,735

MFA's yields and spreads remain attractive

- Despite nine Fed Fund increases over three years, MFA's interest rate spread is relatively unchanged and remains attractive.
  - During this period, yield on interest earning assets has risen
    - MFA's credit sensitive investments have benefited from continued improvements in credit fundamentals.
    - We have successfully identified higher yielding assets in a rising rate environment. Most recently by adding Purchased Performing Loans including Non-QM, Fix and Flip and SFR loans.
  - Funding costs have risen more slowly than Fed Funds.
    - Interest rate swaps and securitizations have mitigated increases in repo costs.
    - Funding spreads have improved as rates have risen.

MFA's Yield on interest earning assets, MFA's net interest rate spread and Fed Funds



Yield and Spread (%)
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
Fed Funds (%)
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
Q3 '15
Q4 '15
Q1 '16
Q2 '16
Q3 '16
Q4 '16
Q1 '17
Q2 '17
Q3 '17
Q4 '17
Q1 '18
Q2 '18
Q3 '18
Q4 '18
Q1 '19
Yield on interest earning assets (Left Axis)
Net interest rate spread (Left Axis)
Fed Funds (Right Axis)

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MFA FINANCIAL, INC.

First quarter 2019 yields and spreads by asset type

Asset	Amount (millions)	Net Equity Allocated (millions)	Yield/ Return	Cost of Funds	Net Spread	Debt/Net Equity Ratio
Whole Loans at Carrying Value	$3,724	$1,418	5.80% [1]	(4.21)% [3]	1.59%	1.6x
Whole Loans at Fair Value	$1,512	$412	N/A [2]	(4.13)%	N/A	2.7x
Legacy Non-Agency MBS	$1,814	$454	10.45%	(3.30)% [3]	7.15%	3.0x
RPL/NPL MBS	$1,285	$276	4.90%	(3.43)%	1.47%	3.7x
Agency MBS	$2,547	$194	2.77%	(2.53)% [3]	0.24%	12.1x
Credit Risk Transfer Securities	$424	$85	5.62%	(3.38)%	2.24%	4.0x
MSR-Related Assets	$825	$177	5.39%	(3.56)%	1.83%	3.7x

(1) Net of 9 bps of servicing costs.
(2) These residential whole loans produce GAAP income/loss based on changes in fair value in the current period, and therefore results will vary on a quarter-to-quarter basis. MFA expects to realize returns over time on these investments of 5-7%.
(3) Agency MBS cost of funds reduced by 13 bps and Legacy Non-Agency cost of funds reduced by 20 bps associated with swaps to hedge interest rate sensitivity on these assets. Whole Loans at Carrying Value cost of funds increased by 6 bps associated with swaps to hedge interest rate sensitivity on these assets.

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MFA's net interest rate sensitivity remains low at 1.07

- Excluding hedges, our asset duration remains relatively low at 1.58.
- Our assets continue to be primarily sensitive to mortgage credit fundamentals.
- In addition, our leverage remains low, with a debt-to-equity ratio of 2.7x.

Duration Risk

Assets (in millions)		Market Value	Average Coupon	Duration
Non-Agency ARMs and CRTs	$	1,539	4.47%	0.4
RPL/NPL MBS	$	1,286	4.92%	0.6
Non-Agency Fixed Rate	$	699	5.84%	3.0
Residential Whole Loans	$	5,329	5.35%	2.2
MSR-Related Assets	$	825	5.34%	0.5
Agency ARMs	$	1,085	4.15%	0.8
Agency 15-Year Fixed Rate	$	747	3.08%	2.6
Agency 30-Year Fixed Rate	$	715	4.50%	1.9
Cash, cash equivalents and Other Assets	$	419		0.2
Total Assets	**$**	**12,644**		**1.58**

Hedging Instruments (in millions)		Notional/ Market Value	Duration
Swaps (Less than 3 years)	$	2,530	-1.5
Swaps (3-10 years)	$	457	-4.3
Securitized Debt	$	660	-1.1
Total Hedges	**$**	**3,647**	**-1.8**

Estimated Net Duration	**1.07**

Portfolio sensitivity to Rates

Parallel interest rate shift	Estimated Change in portfolio value	Estimated Change as a % of Equity
-100bp	0.8%	3.0%
-50bp	0.5%	1.7%
+50bp	-0.6%	-2.2%
+100bp	-1.3%	-4.9%

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MFA’s strategy continues to limit quarterly book value fluctuations Quarterly change in MFA's Book Value (left axis) and MFA's Asset • Through asset selection and risk management MFA has consistently limited quarterly book value fluctuations. Since 2014 MFA’s average quarterly book value change has been less than 2%. Largest quarterly book value decline was 4%. Protecting book value gives MFA the ability to take advantage of new opportunities as they arise. Duration by Quarter (right axis) 15% 2.5 10% 2.0 • 5% 1.5 0% 1.0 -5% 0.5 -10% • -15% 0.0 Q3 '14 Q1 '15 Q3 '15 Q1 '16 Q3 '16 Q1 '17 Q3 '17 Q1 '18 Q3 '18 Q1 '19 15

Continued positive fundamentals National HPA-YoY As of February 2019 for residential mortgage U-3 Unemployment Rate As of March 2019 credit 10% Source: Zillow Source: NY FED # of Units (millions) Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 Apr-14 Jul-14 Oct-14 Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Apr-16 Jul-16 Oct-16 Jan-17 Apr-17 Jul-17 Oct-17 Jan-18 Apr-18 Jul-18 Oct-18 Jan-19 Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 Apr-14 Jul-14 Oct-14 Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Apr-16 Jul-16 Oct-16 Jan-17 Apr-17 Jul-17 Oct-17 Jan-18 Apr-18 Jul-18 Oct-18 Jan-19 Sep-02 Apr-03 Mar-03 Dec-03 Sep-04 Jun-05 Mar-06 Dec-06 Sep-07 Jun-08 Mar-09 Dec-09 Sep-10 Jun-11 Mar-12 Dec-12 Sep-13 Jun-14 Mar-15 Dec-15 Sep-16 Jun-17 Mar-18 Dec-18 Nov-03 Jun-04 Jan-05 Aug-05 Mar-06 Oct-06 May-07 Dec-07 Jul-08 Feb-09 Sep-09 Apr-10 Nov-10 Jun-11 Jan-12 Aug-12 Mar-13 Oct-13 May-14 Dec-14 Jul-15 Feb-16 Sep-16 Apr-17 Nov-17 Jun-18 Jan-19 12% 10% 8% 6% 4% 2% 0% Source: Corelogic 12% 10% 8% 6% 3.6% 4% 2% 0% Source: BLS National for Sale Inventory As of March 2019 1.9 1.8 1.7 1.6 1.5 1.4 1.3 1.2 1.1 1.0 90+ Day Delinquencies on Mortgages As of Q4-2018 8% 6% 4% 2%1.06% 0% 16 1.24mm 4.0%

Residential whole loan portfolio We purchased approximately $875 million of residential whole loans in the first quarter of 2019. We continue to grow our portfolio of Non-QM, Fix & Flip, and Single Family Rental loans by adding origination partners and developing our existing relationships. Our seasoned loan portfolio continues to out-perform our initial expectations. • • • 17

RPL portfolio delinquency characteristics as of 3/31/2019 • 86% of our RPL portfolio is less than 60 days delinquent. • On average, 27% of the 60+ days delinquent loans are making payments. • Prepayment speeds have outperformed expectations maintaining a range between 6% and 14%. 18

Non-Performing1 Performance of loans purchased before 3/31/18 • Through diligent asset management we continue to improve outcomes for our NPL portfolio by returning loans to performing or paid-in-full status, and through other forms of resolution. • Measured by UPB at purchase, 37% (or approximately 3,300) of loans that were non-performing at purchase are either performing or have paid in full as of March 2019. • In addition, 37% of our NPL portfolio has liquidated or reverted to REO. • 79% of MFA modified loans are either performing today or have paid in full. 1Non-Performing at purchase defined as greater than or equal to 60 days delinquent 2Performing as of 3/31/2019 defined as less than 60 days delinquent or made a full P&I payment in March 2019 32018 only includes acquisitions prior to 3/31/2018 19 Acquisition Year 201420152016201720183Total Loan Count7432,3651,0693,1259778,279 UPB Purchased (in millions)$161.3$619.9$301.3$704.7$304.2$2,091.4 3/31/2019 Status Performing2/PIF36%28%32%39%56%37% Liquidation/REO49%49%49%30%13%37% Non-Performing15% 23% 19% 31% 31% 26% Total100%100%100%100%100%100%

Non-QM investments • We have been purchasing loans made to creditworthy borrowers who have limited conventional mortgage finance options. We have purchased over $2.1 billion UPB to date Delinquencies have remained very low with less than 0.8% greater than 60 days delinquent. We are currently working with several origination partners. Able to achieve appropriate leverage through warehouse lines and potentially through capital markets transactions. Targeted yield on Non-QM assets of 5% and ROE of low double digits. • • • • • 20 Non-QM Portfolio Statistics (3/31/19) WA LTV66% WA FICO707 WA Coupon6.49% Avg Balance$433,047 Total UPB (in millions)$1,826.2 Hybrid ARM’s78% Fixed Rate22% Current and 30 Days DQ99.2% 60+Days DQ0.8% Top 2 States CA58% FL15%

Business purpose loans - Rehabilitation and Single Family Rental (SFR) Loans We continue to grow our holdings of Rehabilitation and SFR loans as we expand our existing originator relationships and develop new ones. Since inception we have acquired (including undrawn commitments) over $1.2 billion of Rehabilitation and SFR loans. Rehabilitation loans (“Fix and Flip”) • Fixed rate short term loans collateralized by residential property. Term is generally less than 24 months. Borrower intends to rehabilitate property and resell. Non-owner occupied business purpose loans. Target yield of 7%. • • • SFR Loans • Hybrid and fixed rate loans collateralized by residential property/properties. Term is 30 years. Borrower intends to rent out property. Non-owner occupied business purpose loans. Target yield of 6%. • • • * WA ARV-LTV: Weighted average after repair loan to value ** WA DSCR: Weighted average debt service coverage ratio 21 SFR Portfolio Statistics (3/31/19) WA LTV70% WA FICO745 WA DSCR**1.5x WA Coupon6.49% Hybrid Arm Loans81% UPB$227mm Current and 30 Days DQ99.8% 60+ Days DQ0.2% Rehabilitation Portfolio Statistics (3/31/19) WA ARV-LTV*65% WA FICO714 WA Orig Term14 WA Passthrough Rate7.37% UPB$622mm Undrawn Commitments$53mm Current and 30 Days DQ96.0% 60+ Days DQ4.0%

Summary Continuedrobustinvestmentactivity,growingtheportfolioforthesixth • consecutive quarter. We purchased over $1.2 billion of assets and grew our portfolio by $369 million. • Growth in acquisitions of Purchased Performing Loans has resulted in higher net interest income and we expect this to continue. • More stable market conditions resulted in reversal of prior quarter spread widening and significant recovery of unrealized losses. • Portfolio continues to deliver relative book value stability. 22

Additional Information 23

Book value continues to be relatively stable (0.07) results in a reduction of unrealized gains 24 Qtr ended 3/31/19 Book value per common share at the beginning of the period$7.15 Net income available to common shareholders0.19 Common dividends declared(0.20) Net change attributable to Agency MBS0.01 Impact of Discount Accretion and realization of gains on sale of Non-Agency MBS that Fair value and other net changes attributable to Non-Agency MBS0.06 Net change in value of swap hedges(0.03) Book value per common share as of 3/31/19$7.11

MFA FINANCIAL, INC.

Reconciliation of GAAP to Core earnings

"Core earnings" is a non-GAAP financial measure of our operating performance, within the meaning of Regulation G and Item 10(e) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Core earnings excludes certain unrealized gains and losses that we are required to include in GAAP Net Income each period because management believes that these items, which to date have typically resulted from short-term market volatility or other market technical factors and not due to changes in fundamental asset cash flows, are not reflective of the economic income generated by our investment portfolio. Accordingly, we believe that the adjustments to compute Core earnings specified below better allow investors and analysts to evaluate our financial results, including by analyzing changes in our Core earnings between periods. In addition to using Core earnings in the evaluation of investment portfolio performance over time, Management considers estimates of periodic Core earnings as an input to the determination of the level of quarterly dividends to common shareholders that are recommended to the Board of Directors for approval and in its forecasting and decision-making processes relating to the allocation of capital between different asset classes.

We believe that Core earnings provides useful supplemental information to both management and investors in evaluating our financial results. Core earnings should be used in conjunction with results presented in accordance with GAAP. Core earnings does not represent and should not be considered as a substitute for Net Income or Cash Flows from Operating Activities, each as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of GAAP net income to our non-GAAP Core earnings for each quarter from Q1 2017 through Q1 2019 and for 2018 and 2017.

(in millions)	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017
GAAP Net Income	$ 85.1	$ 57.1	$ 83.4	$ 66.6	$ 79.6	$ 96.8	$ 60.1	$ 76.2	$ 74.3
Adjustments:									
Unrealized (gain)/loss on CRT securities measured at fair value through earnings	(2.7)	27.2	3.0	2.4	0.9	(13.5)	5.2	(13.8)	(5.6)
Unrealized net (gain)/loss on Agency MBS measured at fair value through earnings and related swaps not accounted for as hedging transactions	(4.8)	11.8	1.5	—	—	—	—	—	—
Total adjustments:	$ (7.5)	$ 39.0	$ 4.5	$ 2.4	$ 0.9	$ (13.5)	$ 5.2	$ (13.8)	$ (5.6)
Core earnings	**$ 77.6**	**$ 96.1**	**$ 87.9**	**$ 69.0**	**$ 80.5**	**$ 83.3**	**$ 65.3**	**$ 62.4**	**$ 68.7**
Core earnings per common share	**$ 0.17**	**$ 0.21**	**$ 0.21**	**$ 0.17**	**$ 0.20**	**$ 0.21**	**$ 0.16**	**$ 0.16**	**$ 0.18**
Core earnings - Annual Periods 2018 and 2017			**$0.79**				**$0.72**		
GAAP earnings per common share	**$ 0.19**	**$ 0.13**	**$ 0.19**	**$ 0.17**	**$ 0.20**	**$ 0.24**	**$ 0.15**	**$ 0.20**	**$ 0.20**
GAAP earnings - Annual Periods 2018 and 2017			**$0.68**				**$0.79**		

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